Tidal ETF Trust I 485APOS

Exhibit 99(h)(iii)(24)

TWENTY-SIXTH AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS TWENTY-SIXTH AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement dated as of December 21, 2018, as amended (the “Agreement”), is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal Trust I (f/k/a Tidal ETF Trust), a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Tidal ETF Trust was renamed Tidal Trust I effective as of June 2, 2025; and

WHEREAS, the parties desire to amend the Agreement to reflect the new name of the Trust as Tidal Trust I; and

WHEREAS, the parties further desire to amend the Agreement to update Amended Exhibit A to:

Add the following fund:

●	The Free Markets ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.          The Agreement is hereby amended to change all references to the name of the Trust to “Tidal Trust I.”

2.          Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

3.          Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF SERVICES LLC		U.S. BANCORP FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Gregory Farley
Name:	Eric Falkeis	Name:	Gregory Farley
Title:	President	Title:	Sr. Vice President
Date:	06/05/2025	Date:	06/06/2025

Amended Exhibit A to the Sub-Administration Servicing
Agreement

Separate Series of Tidal Trust I

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Enhanced Yield ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF Gotham 1000 Value ETF Gotham Short Strategies ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF
Robinson Alternative Yield Pre-Merger SPAC ETF ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

Residential REIT ETF

Intelligent Real Estate ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFEV Event Driven ETF

Unlimited HFMF Managed Futures ETF

Unlimited Ultra HFND Multi-Strategy ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited HFGM Global Macro ETF

Unlimited HFFI Fixed Income ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

God Bless America ETF

Academy Veteran Impact ETF

Unusual Whales Subversive Democratic Trading ETF

Unusual Whales Subversive Republican Trading ETF

Digital Asset Debt Strategy ETF

The Free Markets ETF